Exhibit 99.2

CLENE REPORTS SIGNIFICANT LONG-TERM SURVIVAL IMPROVEMENT

FROM CNM-Au8 TREATMENT IN HEALEY ALS PLATFORM TRIAL

COMPARED TO PRO-ACT HISTORICAL CONTROLS

●	Prolonged life with 49% decreased risk of death for participants in the HEALEY ALS Platform Trial treated with CNM-Au8® 30mg compared to PRO-ACT matched placebo over long-term follow-up, p=0.046
●	Prolonged life with 59% decreased risk of death for participants in an integrated meta-analysis across HEALEY ALS Platform Trial and RESCUE-ALS Trial with CNM-Au8® 30mg compared to PRO-ACT matched placebo over long-term follow-up, p=0.004
●	More than 500 patient years of CNM-Au8 treatment exposure without any identified safety signals

SALT LAKE CITY, Sept. 25, 2023 -- Clene Inc. (Nasdaq: CLNN) through its wholly owned subsidiary Clene Nanomedicine, Inc. (collectively “Clene”), today announced long-term follow-up data for patients treated with CNM-Au8® 30mg for up to 133 weeks in the HEALEY ALS Platform Trial. These post hoc results show significantly improved survival with a 49% decreased risk of death for the covariate risk-adjusted analyses compared to the largest U.S. clinical database of previous amyotrophic lateral sclerosis (ALS) trials (PRO-ACT) (hazard ratio: 0.510, 95% CI: 0.263 - 0.987, p=0.046).

The HEALEY ALS Platform Trial is a perpetual multi-center, randomized, double-blind, placebo-controlled clinical trial program designed to evaluate the efficacy and safety of multiple investigational products in people living with ALS. Enrollment in the CNM-Au8 Regimen was initiated in the summer of 2020. Participants received CNM-Au8 in addition to ALS standard-of-care and were randomized to the drug or placebo during the 24-week double-blind period. CNM-Au8 was then offered to all participants who were eligible, and 92% elected to continue into the Open Label Extension (OLE). CNM-Au8 30mg was selected as the dosage going forward after the double-blind period.

In ALS, clinical studies with shorter double-blind treatment duration such as 24 weeks have used historical placebo controls from prior trials to determine the relative survival benefit of investigational treatment over longer-term follow-up (open label data). The PRO-ACT dataset is derived from pooled ALS clinical trial data from 29 completed Phase 2 and Phase 3 ALS clinical trials. Millions of de-identified longitudinally collected records from more than 11,600 individuals with ALS were standardized across trials and merged to create the Pooled Resource Open-Access ALS Clinical Trials (PRO-ACT) database. This database provides a useful and validated surrogate for survival status of past participants in ALS clinical trials with long-term follow-up.

In this analysis, 59 participants who were originally randomized to CNM-Au8 30mg were compared to matched placebo participants derived from the PRO-ACT dataset:

Survival Improvement

●

Originally randomized CNM-Au8 30mg treated participants (n=59) demonstrated a statistically significant 49% decreased risk of death compared to PRO-ACT matched placebo patients through long-term follow-up (covariate adjusted HR=0.510; 95% CI 0.263-0.987, p=0.046).

●	In a pooled analysis of the HEALEY ALS Platform Trial and the RESCUE-ALS Trial, participants originally randomized to CNM-Au8 30mg (n=82) demonstrated a statistically significant 59% decreased risk of death compared to PRO-ACT matched placebo patients through long-term follow-up (covariate adjusted HR=0.406, 95% CI: 0.220-0.749, p=0.004).

Safety

●

More than 500 estimated years of collective exposure across ALS, multiple sclerosis (MS), and Parkinson’s disease participants in CNM-Au8 clinical trials and Expanded Access Protocol (compassionate use) programs without any observed safety signals.

●	No serious adverse events have been assessed as related to CNM-Au8 treatment; adverse events observed with CNM-Au8 have been characterized as transient and predominantly mild-to-moderate in severity.

Benjamin Greenberg, M.D., Head of Medical at Clene, added, “To show such profound survival improvement using the HEALEY ALS Platform Trial data set alone and a pooled HEALEY and RESCUE data set is remarkable, and helps confirm the survival benefit seen in the prespecified secondary endpoint. Clene is extremely gratified to see this consistent long-term survival data from the HEALEY ALS Platform Trial OLE, with a continued clean safety profile, adding to the totality of the survival evidence.”

Merit Cudkowicz, M.D., Chair, Neurology Department, Massachusetts General Hospital, Director, Sean M Healey & AMG Center for ALS, and the Principal Investigator of the HEALEY ALS Platform Trial, said, “Improved survival status is an important measure of drug effect. We previously reported a benefit for decreased risk of death or permanent assisted ventilation and delayed time-to-clinical-worsening events associated with CNM-Au8 30mg from the double-blind period, and we are pleased to see these data from our long-term follow-up as further support of a survival signal in our HEALEY ALS Platform Trial.” She concluded, “I am also happy to see how helpful a shared open-source dataset such as PRO-ACT is to the field to analyze data from the OLE portions of clinical trials. We encourage all companies working in ALS to contribute their data to PRO-ACT once their trial is complete. I want to also thank all the people with ALS who are part of clinical trials and are helping the community find new treatments.”

About Clene

Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries, “Clene”), and its wholly owned subsidiary Clene Nanomedicine Inc., is a late clinical-stage biopharmaceutical company focused on improving mitochondrial health and protecting neuronal function to treat neurodegenerative diseases, including amyotrophic lateral sclerosis, Parkinson’s disease, and multiple sclerosis. CNM-Au8® is a federally registered trademark of Clene Nanomedicine, Inc. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include our ability to demonstrate the efficacy and safety of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved; our limited operating history and our ability to obtain additional funding for operations and to complete the development and commercialization of our drug candidates; and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact	Investor Contact
Ignacio Guerrero-Ros, Ph.D., or David Schull	Kevin Gardner
Russo Partners, LLC	LifeSci Advisors
Ignacio.guerrero-ros@russopartnersllc.com	kgardner@lifesciadvisors.com
David.schull@russopartnersllc.com	617-283-2856
(858) 717-2310